                                                                     EXHIBIT 4.3

                                                                  DRAFT 10/14/96





                               DEPOSIT AGREEMENT



                        Dated: As of October _____, 1996




                                 BY AND BETWEEN


                          INDEPENDENT BANK CORPORATION

                                     -AND-

                      STATE STREET BANK AND TRUST COMPANY,

                                 AS DEPOSITARY

                               TABLE OF CONTENTS


                                                                                                                               PAGE
                                                                                                                               ----
ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE II - FORM OF RECEIPTS, DEPOSITS OF PREFERRED STOCK,
                 SERIES A, EXECUTION AND DELIVERY, TRANSFER
                 SURRENDER AND REDEMPTION OF RECEIPTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

         SECTION 2.01 - Form and Transferability of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
         SECTION 2.02 - Deposit of Series A Preferred Stock-Execution and
                                  Delivery of Receipts in Respect Thereof . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
         SECTION 2.03 - Optional Redemption of Series A Preferred Stock for cash  . . . . . . . . . . . . . . . . . . . . . . .  5
         SECTION 2.04 - Registration of Transfers of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 2.05 - Combinations and Split-ups of Receipts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 2.06 - Surrender of Receipts and withdrawal of Series A
                                  Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
         SECTION 2.07 - Limitations on Execution and Delivery, Transfer, Split-up,
                                  Combination, Surrender and Exchange of Receipts . . . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 2.08 - Lost Receipts, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 2.09 - Cancellation and Destruction of Surrendered Receipts  . . . . . . . . . . . . . . . . . . . . . . . . .  8
         SECTION 2.10 - Conversion of Series A Preferred Stock into Common Stock  . . . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE III - CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS
         AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

         SECTION 3.01 - Filing Proofs, Certificates and Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.02 - Payment of Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.03 - Representations and Warranties as to Series A Preferred Stock . . . . . . . . . . . . . . . . . . . . .  9
         SECTION 3.04 - Representation and Warranty as to Receipts and Depositary
                                  Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE IV - THE SERIES A PREFERRED STOCK; NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

         SECTION 4.01 - Cash Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         SECTION 4.02 - Distributions Other Than Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         SECTION 4.03 - Subscription Rights, Preferences or Privileges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
         SECTION 4.04 - Notice of Dividends; Fixing of Record Date for
                                  Holders of Receipts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
         SECTION 4.05 - Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

         SECTION 4.06 - Changes Affecting Series A Preferred Stock, and
                                  Reclassifications, Recapitalization, etc. . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.07 - Inspection of Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.08 - Lists of Receipt Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         SECTION 4.09 - Tax and Regulatory Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 4.10 - Withholding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE V - THE DEPOSITARY AND THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

         SECTION 5.01 - Maintenance of Offices, Agencies and Transfer Books
                                  by the Depositary and the Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 5.02 - Prevention or Delay in Performance by the Depositary, the
                                  Depositary's Agents, the Registrar or the Company . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.03 - Obligations of the Depositary, the Depositary's Agents,
                                  the Registrar and the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 5.04 - Resignation and Removal of the Depositary; Appointment
                                  of Successor Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.05 - Notices, Reports and Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 5.06 - Indemnification by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 5.07 - Fees, Charges and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VI - AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

         SECTION 6.01 - Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 6.02 - Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE VII - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         SECTION 7.01 - Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 7.02 - Exclusive Benefits of Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 7.03 - Invalidity of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 7.04 - Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 7.05 - Depositary's Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 7.06 - Holders of Receipts are Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 7.07 - Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 7.08 - Inspection of Deposit Agreement and Designation . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         SECTION 7.09 - Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                                  DRAFT 10/14/96

                               DEPOSIT AGREEMENT


         DEPOSIT AGREEMENT, dated as of October _____, 1996 among INDEPENDENT BANK CORPORATION, a Michigan corporation, STATE STREET BANK AND TRUST COMPANY, as Depositary, and all holders from time to time of Receipts (as hereinafter defined) issued hereunder.

                                  WITNESSETH:

         WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Company's Series A Preferred Stock (as hereinafter defined) with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of the Receipts evidencing Depositary Shares representing a fractional interest in the Series A Preferred Stock deposited; and

         WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

         NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                   ARTICLE I
                                  DEFINITIONS

         The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the
Receipts:

         SECTION 1.01. "ARTICLES" shall mean the Articles of Incorporation (including any Designation), as amended from time to time, of the Company.

         SECTION 1.02. "COMMON STOCK" shall mean the common stock, par value $1.00 per share, of the Company.

         SECTION 1.03. "COMPANY" shall mean Independent Bank Corporation, a Michigan corporation, and its successors.

         SECTION 1.04. "CORPORATE OFFICE" shall mean the corporate office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at _________
_______________________________________________________________________________.

         SECTION 1.05. "DEPOSIT AGREEMENT" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

         SECTION 1.06. "DEPOSITARY" shall mean State Street Bank and Trust Company, having its principal office in the United States and having a combined capital and surplus of at least $50,000,000, and any successor as depositary hereunder.

         SECTION 1.07. "DEPOSITARY SHARE" shall mean a fractional interest of one-fourth (1/4) of a share of Series A Preferred Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Series A Preferred Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Series A Preferred Stock represented by such Depositary Share, including the dividend, voting, redemption, conversion and liquidation rights contained in the Designation.

         SECTION 1.08. "DEPOSITARY'S AGENT" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

         SECTION 1.09 "DESIGNATION" shall mean the certificate of designation filed with the Commerce Department of Michigan, establishing the Series A Preferred Stock as a separate series of Preferred Stock of the Company.

         SECTION 1.10. "RECEIPT" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares, whether in definitive or temporary form, substantially in the form set forth as Exhibit A hereto.

         SECTION 1.11.    "RECORD DATE" shall mean the date fixed pursuant to
Section 4.04.

         SECTION 1.12. "RECORD HOLDER" or "HOLDER" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

         SECTION 1.13. "REGISTRAR" shall mean State Street Bank and Trust Company or any bank or trust company appointed to register ownership and transfers of Receipts or the deposited Series A Preferred Stock as herein provided.

         SECTION 1.14. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         SECTION 1.15     "SERIES A PREFERRED STOCK" shall mean shares of the
Company's      ______________% Cumulative, Convertible Series A Preferred
Stock, no par value per share, heretofore validly issued, fully paid and nonassessable.

         SECTION 1.16. "TRANSFER AGENT" shall mean State Street Bank and Trust Company or any bank or trust company appointed to transfer the Receipts or the deposited Series A Preferred Stock as herein provided.

                                   ARTICLE II
             FORM OF RECEIPTS, DEPOSIT OF SERIES A PREFERRED STOCK,
                EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND
                             REDEMPTION OF RECEIPTS

         SECTION 2.01. FORM AND TRANSFERABILITY OF RECEIPTS. Definitive Receipts shall be engraved or printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company, delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Corporate Office or such other offices, if any, as the Depositary may designate, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Series A Preferred Stock deposited, as definitive Receipts.

         Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary, provided that if a Registrar (other than the Depositary) shall have been appointed then such Receipts shall also be countersigned by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

         Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance.

         Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Series A Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

         Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until a Receipt shall be transferred on the books of the Depositary as provided in Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions, to the exercise of any conversion rights or to any notice provided for in this Deposit Agreement and for all other purposes.

         SECTION 2.02. DEPOSIT OF SERIES A PREFERRED STOCK-EXECUTION AND DELIVERY OF RECEIPTS IN RESPECT THEREOF. Concurrently with the execution of this Deposit Agreement, the Company is delivering to the Depositary a certificate or certificates, registered in the name of the Depositary and evidencing [172,500] shares of Series A Preferred Stock, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with
(i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and (ii) a written order of the Company directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the Depositary Shares representing such deposited Series A Preferred Stock.
The Depositary acknowledges receipt of the deposited Series A Preferred Stock and related documentation and agrees to hold such deposited Series A Preferred Stock in an account to be established by the Depositary at the Corporate Office or at such other office as the Depositary shall determine. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Series A Preferred Stock deposited hereunder and any Common Stock issued pursuant to
Section 2.10 and the Depositary hereby accepts such appointment and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Series A Preferred Stock held by it by notation, book-entry or other appropriate method.

         If required by the Depositary, Series A Preferred Stock presented for deposit by the Company at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Series A Preferred Stock or to receive other property that any person in whose name the Series A Preferred Stock is or has been registered may thereafter receive upon or in respect of such deposited Series A Preferred Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

         Upon receipt by the Depositary of a certificate or certificates for Series A Preferred Stock deposited hereunder, together with the other documents specified above, and upon registering such Series A Preferred Stock in the name of the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to, or upon the order of, the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts for the number of whole Depositary Shares representing the Series A Preferred Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designate d by such person. Other than in the case of splits, combinations or other reclassifications affecting the Series A Preferred Stock, or in the case of dividends or other distributions of Series A Preferred Stock, if any, there shall be deposited hereunder not more than the number of shares constituting the Series A Preferred Stock as set forth in the Designation, as such may be amended.

         The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

         SECTION 2.03. OPTIONAL REDEMPTION OF SERIES A PREFERRED STOCK FOR CASH. Whenever the Company shall elect to redeem shares of deposited Series A Preferred Stock for cash in accordance with the provisions of the Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary not less than 60 days' prior written notice of the date fixed for redemption of such Series A Preferred Stock (the "cash redemption date") and of the number of such shares of Series A Preferred Stock held by the Depositary to be redeemed and the applicable redemption price, as set forth in the Designation, including the amount, if any, of accrued and unpaid dividends to the cash redemption date. The Depositary shall mail, first-class postage prepaid, notice of the redemption of Series A Preferred Stock and the proposed simultaneous redemption of the Depositary Shares representing the Series A Preferred Stock to be redeemed, not less than 30 and not more than 60 days prior to the cash redemption date, to the holders of record on the record date fixed for such redemption pursuant to Section 4.04 hereof of the Receipts evidencing the Depositary Shares to be so redeemed, at the addresses of such holders as the same appear on the records of the Depositary; but neither failure to mail any such notice to one or more such holders nor any defect in any such notice shall affect the sufficiency of the proceedings for redemption as to other holders. The Company shall provide the Depositary with such notice, and each such notice shall state: (i) the date fixed for redemption;
(ii) the cash redemption price; (iii) that the holder has the right to convert such Depositary Shares into Common Stock until the close of business on the tenth day preceding the redemption date; (iv) the then-effective conversion price and the place where Receipts may be surrendered for conversion, (v) the number of shares of deposited Series A Preferred Stock and Depositary Shares to be redeemed and if less than all the Depositary Shares held by any holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (vi) the place or places where Receipts evidencing Depositary Shares to be redeemed are to be surrendered for payment of the cash redemption price; and (vii) that from and after the cash redemption date dividends in respect of the Series A Preferred Stock represented by the Depositary Shares to be redeemed will cease to accrue. If fewer than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by lot, or by such other method as determined by the Company.

         In the event that notice of redemption has been made as described in the immediately preceding paragraph and the Company shall then have paid in full to the Depositary the cash redemption price (determined pursuant to the Designation) of the Series A Preferred Stock deposited with the Depositary to be redeemed (including any accrued and unpaid dividends to the cash redemption date), the Depositary shall redeem the number of Depositary Shares representing such Series A Preferred Stock so called for redemption by the Company and from and after the cash redemption date (unless the Company shall have failed to redeem the shares of Series A Preferred Stock to be redeemed by it as set forth in the Company's notice provided for in the preceding paragraph), all dividends in respect of the shares of Series A Preferred Stock called for redemption shall cease to accrue, the Depositary Shares called for redemption shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the cash redemption price and any money or other property to which holders of such Receipts were entitled upon such redemption) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), such Depositary Shares shall be redeemed at a cash redemption price of $25.00 per Depositary Share plus any other money and other property payable in respect of such Series A Preferred Stock. The foregoing shall be further subject to the terms and conditions of the Designation.

         If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with payment of the cash redemption price for and all other amounts payable in respect of the Depositary Shares called for redemption, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

         SECTION 2.04. REGISTRATION OF TRANSFERS OF RECEIPTS. The Company hereby appoints the Depositary as the Registrar and Transfer Agent for the Receipts and the Depositary hereby accepts such appointment and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.05. COMBINATIONS AND SPLIT-UPS OF RECEIPTS. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

         SECTION 2.06. SURRENDER OF RECEIPTS AND WITHDRAWAL OF SERIES A PREFERRED STOCK. Any holder of a Receipt or Receipts may withdraw any or all of the deposited Series A Preferred

Stock represented by the Depositary Shares evidenced by such Receipt or Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals, provided that a holder of a Receipt or Receipts may not withdraw such Series A Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption or which has been converted to Common Stock in accordance with Section 2.10. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of such Series A Preferred Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Series A Preferred Stock will not thereafter be entitled to deposit such Series A Preferred Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of deposited Series A Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Series A Preferred Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of such Series A Preferred Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. Partial shares of Series A Preferred Stock will not be issued to holders of Depositary Shares.

         If the deposited Series A Preferred Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Series A Preferred Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Series A Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

         The Depositary shall deliver the deposited Series A Preferred Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account, of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

         SECTION 2.07. LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER, SPLIT-UP, COMBINATION, SURRENDER AND EXCHANGE OF RECEIPTS. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Series A Preferred Stock being deposited or withdrawn); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature (or the authority of any signature); and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement as may be required by any securities exchange upon which the deposited Series A Preferred Stock, the Depositary Shares or the Receipts may be included for quotation or listed.

         The deposit of Series A Preferred Stock may be refused, the delivery of Receipts against Series A Preferred Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender, exchange or redemption of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed reasonably necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement.

         SECTION 2.08. LOST RECEIPTS, ETC. In case any Receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen Receipt, provided that the holder thereof provides the Depositary with (i) evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof and (ii) reasonable indemnification satisfactory to the Depositary and the Company.

         SECTION 2.09. CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so cancelled.

         SECTION 2.10. CONVERSION OF SERIES A PREFERRED STOCK INTO COMMON STOCK. Any holder of a Receipt or Receipts may effect the conversion of any whole number of Depositary Shares into shares of Common Stock by delivering the Depositary Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such conversions together with written notice of the name an address in which the certificate for the shares of Common Stock is to be issued, provided that a holder of a Receipt or Receipts may not convert any Depositary Shares representing shares of Preferred Stock previously called for redemption unless such conversion is effected prior to the close of business on the tenth day preceeding the redemption date. After such delivery, without unreasonable delay, the Depositary shall deliver to such holder the number of whole shares of Common Stock into which the shares and/or fraction of a share of Series A Preferred Stock represented by such Depositary Shares have been converted pursuant to the conversion price and the conversion terms specified in the Designation. No fractional shares of Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash equal to the value of the fractional interest based on the pricing mechanism for shares of Common Stock specified in the Designation.

                                  ARTICLE III
           CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

         SECTION 3.01. FILING PROOFS, CERTIFICATES AND OTHER INFORMATION. Any person presenting Series A Preferred Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the deposited Series A Preferred Stock represented by the Depositary Shares evidenced by any Receipt, the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof, until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

         SECTION 3.02. PAYMENT OF FEES AND EXPENSES. Holders of Receipts shall be obligated to make payments to the Depositary of certain fees and expenses, as provided in Section 5.07, or provide evidence reasonably satisfactory to the Depositary that such fees and expenses have been paid. Until such payment is made, transfer of any Receipt or any withdrawal of the Series A Preferred Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld, and any part or all of the Series A Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder a reasonable number of days prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such fees or expenses, the holder of such Receipt remaining liable for any deficiency.

         SECTION 3.03. REPRESENTATIONS AND WARRANTIES AS TO SERIES A PREFERRED STOCK. In the case of the initial deposit of the Series A Preferred Stock hereunder, the Company and, in the case of subsequent deposits thereof, each person so depositing Series A Preferred Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Series A Preferred Stock and each certificate therefor are valid and that the person making such deposit is duly authorized to do so. The Company hereby further represents and warrants that such Series A Preferred Stock, when issued, will be validly issued, fully paid and nonassessable. Such representations and warranties shall survive the deposit of the Series A Preferred Stock and the issuance of Receipts.

         SECTION 3.04. REPRESENTATION AND WARRANTY AS TO RECEIPTS AND DEPOSITARY SHARES. The Company hereby represents and warrants that the Receipts, when issued, will evidence legal and valid interests in the Depositary Shares and each Depositary Share will represent a legal and valid one fourth (1/4) fractional interest in a share of deposited Series A Preferred Stock. Such representation and warranty shall survive the deposit of the Series A Preferred Stock and the issuance of Receipts evidencing the Depositary Shares.

                                   ARTICLE IV
                     THE SERIES A PREFERRED STOCK; NOTICES

         SECTION 4.01. CASH DISTRIBUTIONS. Whenever the Depositary shall receive any cash dividend or other cash distribution of the deposited Series A Preferred Stock, including any cash received upon redemption of any shares of Series A Preferred Stock pursuant to Section 2.03, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that (i) in case the Company or the Depositary shall be required to and shall withhold from any cash dividend or other cash distribution in respect of the Series A Preferred Stock represented by the Receipts held by any holder an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares represented by such Receipts subject to such withholding shall be reduced accordingly and (ii) no cash dividends will be paid in respect of any Depositary Share to the extent that it represents any Series A Preferred Stock converted into Common Stock. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

         SECTION 4.02. DISTRIBUTIONS OTHER THAN CASH. Whenever the Depositary shall receive any distribution other than cash on the deposited Series A Preferred Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution, except that no distribution will be made in respect of any Depositary Share to the extent that it represents any Series A Preferred Stock converted into Common Stock. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the holders of

Receipts unless the Company shall have provided to the Depositary an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered.

         SECTION 4.03. SUBSCRIPTION RIGHTS, PREFERENCES OR PRIVILEGES. If the Company shall at any time offer or cause to be offered to the persons in whose names deposited Series A Preferred Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines upon advice of its legal counsel that it is not lawful or feasible to make such rights, preferences or privileges available to the holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.01 and Section 3.02, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash. The Company shall not make any distribution of such rights, preferences or privileges, unless the Company shall have provided to the Depositary an opinion of counsel stating that such rights, preferences or privileges have been registered under the Securities Act or do not need to be registered.

         If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees that it will promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such a registration statement shall have become effective or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act and the Company shall have provided to the Depositary an opinion of counsel to such effect.

         If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees to use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

         SECTION 4.04.  NOTICE OF DIVIDENDS; FIXING OF RECORD DATE FOR HOLDERS
OF RECEIPTS.   Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered, with respect to the deposited Series A Preferred Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of such Series A Preferred Stock are entitled to vote or of which holders of such Series A Preferred Stock are entitled to notice or (ii) any election on the part of the Company to redeem any shares of such Series A Preferred Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Series A Preferred Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting or to receive notice of such meeting or whose Depositary Shares are to be so redeemed.

         SECTION 4.05. VOTING RIGHTS. Upon receipt of notice of any meeting at which the holders of deposited Series A Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Series A Preferred Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall vote or cause to be voted the amount of Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. To the extent any such instructions request the voting of a fractional interest of a share of deposited Series A Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. The Company hereby agrees to take all reasonable action that may be deemed necessary by the Depositary in order to enable the Depositary to vote such Series A Preferred Stock or cause such Series A Preferred Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will abstain from voting to the extent of the Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt. The Depositary shall not be required to exercise discretion in voting any Series A Preferred Stock represented by the Depositary Shares evidenced by such Receipt.

         SECTION 4.06. CHANGES AFFECTING SERIES A PREFERRED STOCK AND RECLASSIFICATIONS, RECAPITALIZATION, ETC. Upon any change in par or stated value, split-up, combination or any other reclassification of Series A Preferred Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, (i) make such adjustments in (a) the fraction of an interest represented by one Depositary Share in one share of Series A Preferred Stock and (b) the ratio of the redemption price per Depositary Share to the redemption price of a share of Series A Preferred Stock, in each case as may be required by or as is consistent with the provisions of the Designation to fully reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Series A Preferred Stock, or of such recapitalization, reorganization, merger, amalgamation or consolidation or sale and (ii) treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Series A Preferred Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Series A Preferred Stock. In any such case the Depositary may, in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Series A Preferred Stock or any such recapitalization, reorganization, merger, amalgamation or consolidation or sale of all or substantially all the assets of the Company to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Series A Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the deposited Series A Preferred Stock evidenced by such Receipts might have been converted or for which such Series A Preferred Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

         SECTION 4.07. INSPECTION OF REPORTS. The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of deposited Series A Preferred Stock and made generally available to the holders of the Series A Preferred Stock. In addition, the Depositary shall transmit certain notices and reports to the holders of Receipts as provided in Section 5.05.

         SECTION 4.08. LISTS OF RECEIPT HOLDERS. Promptly upon request from time to time by the Company, the Depositary shall furnish to the Company a list, as of a recent date specified by the Company, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

         SECTION 4.09. TAX AND REGULATORY COMPLIANCE. The Depositary shall be responsible for (i) preparation and mailing of Forms 1099 for all open and closed accounts, (ii) foreign tax withholding, (iii) withholding 31 % (or any withholding as may be required at the then applicable rate) of dividends from eligible holders of Receipts, (iv) mailing W-9 Forms to new holders of Receipts without a certified taxpayer identification number, (v) processing certified W-9 Forms, (vi) preparation and filing of state information returns and (vii) escheatment services.

         SECTION 4.10. WITHHOLDING. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines that any distribution in property is subject to any tax which the Depositary is obligated by law to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them respectively.

                                   ARTICLE V
                         THE DEPOSITARY AND THE COMPANY

         SECTION 5.01. MAINTENANCE OF OFFICES, AGENCIES AND TRANSFER BOOKS BY THE DEPOSITARY AND THE REGISTRAR. The Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and deposit and withdrawal of Series A Preferred Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination, conversion and redemption of Receipts and deposit and withdrawal of Series A Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

         The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts as provided by applicable law. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

         If the Receipts or the Depositary Shares evidenced thereby or the Series A Preferred Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc. or any other stock exchange, or quoted on the NASDAQ National Market, the Depositary may, with the approval of the Company, appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary Shares in accordance with the requirements of such Exchange or the NASD. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Series A Preferred Stock are listed on one or more other stock exchanges or the NASDAQ National Market, the Depositary will, at the request and expense of the Company, arrange such facilities for the delivery, transfer, surrender, redemption, coversion and exchange of such Receipts, such Depositary Shares or such Series A Preferred Stock as may be required by law or applicable stock exchange regulations.

         SECTION 5.02. PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR OR THE COMPANY. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Articles or, in the case of the Company, the Depositary, the Depositary's Agent or the Registrar, by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, any Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any

Depositary's Agent, any Registrar or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

         SECTION 5.03. OBLIGATIONS OF THE DEPOSITARY, THE DEPOSITARY'S AGENTS, THE REGISTRAR AND THE COMPANY. Neither the Depositary, any Depositary's Agent, any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than from acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited Series A Preferred Stock), gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

         Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to the deposited Series A Preferred Stock, Depositary Shares or Receipts that in its reasonable opinion may involve it in expense or liability, unless indemnity reasonably satisfactory to it against all expense and liability be furnished as often as may be required, except that such party shall not be entitled to indemnification for acts or omissions arising out of conduct constituting bad faith, negligence (in the case of any action or inaction with respect to the voting of the deposited Series A Preferred Stock, gross negligence or willful misconduct in the performance of such duties as are specifically set forth in this Deposit Agreement.

         Neither the Depositary, any Depositary's Agent, any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information provided by any person presenting Series A Preferred Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

         In the event the Depositary shall receive conflicting claims, requests or instructions from any holders of Receipts, on the one hand, and the Company, on the other hand, the Depositary shall be entitled to act on such claims, requests or instructions received from the Company, and shall be entitled to the full indemnification set forth in Section 5.06 hereof in connection with any action so taken.

         The Depositary shall not be responsible for any failure to carry out any instruction to vote any of the deposited Series A Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the Depositary. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar.

         The Depositary, its parent, affiliate, or subsidiaries, any Depositary's Agent, and any Registrar may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

         It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the deposited Series A Preferred Stock; provided, however, that the Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

         Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the registration statement pursuant to which the Depositary Shares are registered under the Securities Act, the deposited Series A Preferred Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement and for the validity of any action taken or required to be taken by the Depositary in connection with this Deposit Agreement.

         The Company agrees that it will register the deposited Series A Preferred Stock and the Depositary Shares in accordance with the applicable securities laws.

         SECTION 5.04. RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

         In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of -all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the deposited Series A Preferred Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

         Any corporation into or with which the Depositary may be merged, consolidated or converted, or any corporation to which all or a substantial part of the corporate trust or shareholder services business of the Depositary may be transferred, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

         SECTION 5.05. NOTICES, REPORTS AND DOCUMENTS. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Series A Preferred Stock, the Depositary Shares or the Receipts are included for quotation or is listed or by the Articles to be furnished by the Company to holders of the deposited Series A Preferred Stock and, if requested by the holder of any Receipt, a copy of this Deposit Agreement, the form of Receipt, the Designation and the form of Series A Preferred Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

         SECTION 5.06. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of, or in connection with, its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of the willful misconduct, gross negligence, negligence (in the case of any action or inaction with respect to the voting of the deposited Series A Preferred Stock) or bad faith on the part of any such person or persons. The obligations of the Company set forth in this Section 5.06 shall survive any succession of any Depositary, Registrar or Depositary's Agent or termination of this Deposit Agreement.

         SECTION 5.07. FEES, CHARGES AND EXPENSES. No charges and expenses of the Depositary or any Depositary's Agent hereunder shall be payable by any person, except as provided in this Section 5.07. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of this Deposit Agreement. The Company shall also pay all fees and expenses of the Depositary in connection with the initial deposit of the Series A Preferred Stock and the initial issuance of the Depositary Shares evidenced by the Receipts, any redemption of the Series A Preferred Stock at the option of the Company and all withdrawals of the Series A Preferred Stock by holders of Depositary Shares. If a holder of Receipts requests the Depositary to perform duties not required under this Deposit Agreement, the Depositary shall notify the holder of the cost of the performance of such duties prior to the performance thereof. Such holder will be liable for the charges and expenses related to such performance. All other fees and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be promptly paid as previously agreed between the Depositary and the Company. The Depositary shall present its statement for fees and expenses to the Company every month or at such other intervals as the Company and the Depositary may agree.

                                   ARTICLE VI
                           AMENDMENT AND TERMINATION

         SECTION 6.01. AMENDMENT. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect that they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which (i) shall materially and adversely alter the rights of the holders of Receipts or (ii) would be materially and adversely inconsistent with the rights granted to the holders of the Series A Preferred Stock pursuant to the Articles shall be effective unless such amendment shall have been approved by the holders of at least two thirds (66 2/3%) of the Depositary Shares then outstanding. In no event shall any amendment impair the right, subject to the provisions of Section 2.06 and Section 2.07 and Article III, of any holder of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the deposited Series A Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law. Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by this Deposit Agreement as amended thereby.

         SECTION 6.02. TERMINATION. This Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Depositary if the holders of at least two thirds (66 2/3%) of the Depositary Shares then outstanding consent to such termination, whereupon the Depositary shall deliver or make available to each holder of a Receipt, upon surrender of the Receipt held by such holder, such number of whole or fractional shares of deposited Series A Preferred Stock as are represented by the Depositary Shares evidenced by such Receipt, together with any other property held by the Depositary in respect of such Receipt. This Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed pursuant to Section 2.03 or (ii) there shall have been made a final distribution in respect of the deposited Series A Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts entitled thereto.

         Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under
Section 5.06 and Section 5.07.

                                  ARTICLE VII
                                 MISCELLANEOUS

         SECTION 7.01. COUNTERPARTS. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

         SECTION 7.02. EXCLUSIVE BENEFITS OF PARTIES. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

         SECTION 7.03. INVALIDITY OF PROVISIONS. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

         SECTION 7.04. NOTICES. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

         INDEPENDENT BANK CORPORATION
         230 West Main Street, P.O. Box 491
         Ionia, Michigan   48846
         Attn: Corporate Secretary
         Telephone: (616) 527-5820

or at any other address of which the Company shall have notified the Depositary in writing.

         Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

         Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duty given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have filed with the Depositary in a timely manner a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

         Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

         SECTION 7.05. DEPOSITARY'S AGENTS. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will notify the Company of any such action.

         SECTION 7.06. HOLDERS OF RECEIPTS ARE PARTIES. The holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

         SECTION 7.07. GOVERNING LAW. This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed in said State.

         SECTION 7.08. INSPECTION OF DEPOSIT AGREEMENT AND DESIGNATION. Copies of this Deposit Agreement and the Designation shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of any Receipt.

         SECTION 7.09. HEADINGS. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

         IN WITNESS WHEREOF, Independent Bank Corporation and State Street Bank and Trust Company have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.



                                             INDEPENDENT BANK CORPORATION


                                             By________________________________
                                                            Authorized Officer


                                             STATE STREET BANK AND TRUST COMPANY

                                             By________________________________
                                                            Authorized Signatory

 TEMPORARY RECEIPT -- Exchangeable for Definitive Engraved Receipt When Ready
                                 for Delivery

         NUMBER
                                                               DEPOSITARY SHARES

                                                      SEE REVERSE FOR ADDITIONAL
                                             INFORMATION AND CERTAIN DEFINITIONS

                                                     CUSIP _____________________

                   DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
                      EACH REPRESENTING 1/4 OF A SHARE OF
________% CUMULATIVE, CONVERTIBLE PREFERRED STOCK, SERIES A, WITHOUT PAR VALUE,
                                      OF

                          INDEPENDENT BANK CORPORATION

             (Incorporated under the laws of the State of Michigan)
  THIS DEPOSITARY RECEIPT IS TRANSFERABLE IN BOSTON OR IN THE CITY OF NEW YORK

STATE STREET BANK AND TRUST COMPANY, as Depositary (the "Depositary"), hereby certifies that is the registered owner of
                                                               DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing one fouth (1/4) of one share of ________% Cumulative, Convertible Preferred Stock, Series A, without par value (the "Stock"), of Independent Bank Corporation, a corporation duly organized and existing under the laws of the State of Michigan (the "Company"), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of October ____, 1996 (the "Deposit Agreement"), among the Company, the Depositary and the holders from time to time of Receipts for Depositary Shares. By accepting this Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer or, if a Registrar in respect of the Receipts (other than the Depositary) shall have been appointed, by the manual signature of a duly authorized officer of such Registrar.

Dated:
                                     STATE STREET BANK AND TRUST COMPANY,
                                     as Depositary, Transfer Agent and Registrar


                                     By



                                     Authorized Signatory

[FORM OF REVERSE OF RECEIPT]

                          INDEPENDENT BANK CORPORATION


         INDEPENDENT BANK CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH REGISTERED HOLDER OF A RECEIPT WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF WHICH THE COMPANY IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.


            ________________________________________________________

         The following abbreviations when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenant in common                       UNIF GIFT MIN ACT -                 Custodian
                                                                        ---------------           ---------------
                                                                              (Cust)                     (Minor)

TEN ENT - as tenants by the                         Under Uniform Gifts to Minors Act
             entireties

JT TEN -  as joint tenants with
          right of survivorship
          and not as tenants in                     -------------------------------------------------------
          common                                    (State)


    Additional abbreviations may also be used though not in the above list.


                                   ASSIGNMENT


   For value received, __________________________ hereby sell(s), assign(s) and transfer(s) unto




     PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

   ______________________________________________________________________

   ______________________________________________________________________
    PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
                                   ASSIGNEE

   ______________________________________________________________________

_____________________________________________ Depositary Shares represented by the within Receipt, and do hereby irrevocably constitute and appoint _____________________________________________ Attorney to transfer the said
Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.


Date________________________        __________________________________________
                                    NOTICE:   The signature to the assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Receipt in every particular,
                                              without alteration or enlargement
                                              or any change whatever.